Exhibit 99.(a)(2)

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

AVENUE MUTUAL FUNDS TRUST

May 14, 2012

TABLE OF CONTENTS

Page

ARTICLE 1
The Trust

Section 1.01. Name	2
Section 1.02. Resident Agent	2
Section 1.03. Nature of Trust	2
Section 1.04. Definitions	2

ARTICLE 2
Purpose of the Trust

ARTICLE 3
Powers of the Trustees

Section 3.01. Powers in General	7
Section 3.02. Borrowings; Financings	13
Section 3.03. Deposits	13
Section 3.04. Allocations	13
Section 3.05. Further Powers: Limitations	14

ARTICLE 4
Trustees and Officers

Section 4.01. Number, Designation, Election, Term, etc.	14
Section 4.02. Trustees’ Meetings: Participation By Telephone, etc	17
Section 4.03. Committees; Delegation	18
Section 4.04. Officers	18
Section 4.05. Compensation of Trustees and Officers	18
Section 4.06. Ownership of Shares of the Trust	19
Section 4.07. Principal Transactions	19
Section 4.08. Reliance on Experts	19
Section 4.09. Surety Bonds	19
Section 4.10. Apparent Authority of Trustees and Officers	20
Section 4.11. Payment of Trust Expenses	20
Section 4.12. Ownership of the Trust Property	20
Section 4.13. By-Laws	20
ARTICLE 5
Certain Contracts

Section 5.01. Certain Contracts	21

Section 10.04. Counterparts	36
Section 10.05. Reliance by Third Parties	37
Section 10.06. References; Headings	37
Section 10.07. Provisions in Conflict with Law or Regulation	37
Section 10.08. Delivery by Electronic Transmission or Otherwise	37

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

AVENUE MUTUAL FUNDS TRUST

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made at this 14th day of May, 2012, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as herein after provided.

WITNESSETH THAT:

WHEREAS, the Trustees desire to continue the Trust and to amend and restate the original Declaration of Trust, dated March 5, 2012, in its entirety;

WHEREAS, the Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, the Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration and the By-Laws shall together constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

ARTICLE 1

THE TRUST

Section 1.01. Name. The name of the Trust shall be “Avenue Mutual Funds Trust” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a Majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Statute. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

Section 1.02. Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice is filed with the office of the Secretary of the State of Delaware.

Section 1.03. Nature of Trust. The Trust shall be a trust with transferable shares under the laws of the State of Delaware, of the type defined in the Delaware Statutory Trust Statute as a statutory trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. The Shareholders shall be beneficiaries and their relationship to the Trust and the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder and under the Delaware Statutory Trust Statute.

Section 1.04. Definitions. As used in this Declaration of Trust, the following terms shall have the meanings set forth below unless the context thereof otherwise requires:

“1940 Act” shall mean the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.

“Accounting Agent” shall have the meaning designated in Section 5.01(g) hereof.

“Administrator” shall have the meaning designated in Section 5.01(b) hereof.

“Affiliated Person” shall mean a Person who, with respect to another Person, is an “affiliated person” of such other Person, as defined in the 1940 Act.

“By-Laws” shall mean the By-Laws of the Trust, as amended from time to time.

“Cause” shall mean, with respect to a Trustee:

(a)           any material act of dishonesty constituting a felony, of which such Trustee is convicted or to which he or she pleads guilty or nolo contendere; or

(b)           a good faith determination by the Board of Trustees, at or after a meeting held for the purpose of making such determination, that the Trustee, other than on account of disability (i.e., incapacity due to physical or mental illness), willfully and continually fails to substantially perform his or her duties under this Declaration of Trust, the By-Laws, the 1940 Act or the Delaware Statutory Trust Statute, provided that such determination shall have been made by the Board of Trustees only after (i) the Trustee has been given notice of such Trustee’s breach and has been given reasonable opportunity to cure such breach, and (ii) the Trustee, upon reasonable notice, has been provided an opportunity to be heard, together with his or her counsel, before the Board of Trustees.

“Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, both as amended from time to time.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Contracting Party” shall have the meaning designated in Section 5.01 hereof.

“Covered Person” shall have the meaning designated in Section 8.03 hereof.

“Custodian” shall have the meaning designated in Section 5.01(d) hereof.

“Declaration” and “Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust and all amendments or modifications thereof as from time to time in effect. This Declaration of Trust, together with the By-Laws, is the “governing instrument” of the Trust within the meaning of the laws of the State of Delaware with respect to Delaware statutory trusts. References in this Declaration of Trust to “hereof,” “herein” and “hereunder” shall be deemed to refer to the Declaration of Trust generally, and shall not be limited to the particular text, Article or Section in which such words appear.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Delaware Statutory Trust Statute” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time.

“Disabling Conduct” shall have the meaning designated in Section 8.03 hereof.

“Distributor” shall have the meaning designated in Section 5.01(c) hereof.

“Dividend Disbursing Agent” shall have the meaning designated in Section 5.01(e) hereof.

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Prospectus or contained in any current Registration Statement on Form N-1A of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Initial Trustees” shall have the meaning defined in Section 4.01(a) hereof.

“Interested Person” shall mean a Person who, with respect to another Person, is an “interested person,” as defined in the 1940 Act.

“Investment Adviser” shall have the meaning defined in Section 5.01(a) hereof.

“Majority of the Trustees” shall mean a majority of the Trustees in office at the time in question. At any time at which there shall be only one (1) Trustee in office, such term shall mean such Trustee.

“Person” shall mean and include individuals, as well as corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, banks, trust companies, land trusts, business trusts, statutory trusts, common law trusts or other organizations or fiduciary relationships established under the laws of any jurisdiction, whether or not considered to be legal entities, and governments and agencies and political subdivisions thereof.

“Principal Underwriter” shall have the meaning designated in Section 5.01(c) hereof.

“Prospectus” shall mean the Prospectus and Statement of Additional Information in respect of the Shares of the Trust as in effect from time to time under the Securities Act.

“Registration Statement” means the Registration Statement of the Trust under the Securities Act as such Registration Statement may be amended and filed with the Commission from time to time.

“Required Shareholder Vote” as used:

(a)           with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee by a plurality of the votes cast by Shares represented in person or by proxy at the meeting and entitled to vote thereon, without regard to class or series, provided that a quorum (as determined in accordance with Section 7.05) is present (in person or by proxy) at such meeting;

(b)           with respect to any action that, under the 1940 Act, requires the affirmative vote of “a majority of the outstanding voting securities,” as such quoted phrase is defined in the 1940 Act, shall mean the lesser of (x) sixty-seven percent (67%) or more of the Shares present at a meeting of Shareholders, if the holders of more than fifty percent (50%) of the outstanding Shares are present or represented by proxy, or (y) more than fifty percent (50%) of the outstanding Shares;

(c)           with respect to (i) any amendment to, repeal of or adoption of any provision inconsistent with Section 4.01(c) of this Declaration of Trust regarding the Trustees, or (ii) any amendment to this Declaration of Trust that reduces the vote required by this clause (c), shall mean the affirmative vote of three-fourths of the outstanding Shares of each class or series (in either case, voting together unless otherwise entitled to vote as a separate class or series) entitled to be cast, unless such action has been approved by a two-thirds majority of the Trustees; and

(d)           with respect to any other action required or permitted to be taken by the Shareholders, shall mean (i) if such action is to be taken at a meeting of the Shareholders, the vote of a majority of the Shares represented in person or by proxy and entitled to vote on such action at such meeting, provided that a quorum (as determined in accordance with Section 7.05) is present (in person or by proxy), or (ii) if such action is to be taken by written consent of Shareholders, the written consent of Shareholders representing, in the aggregate, a majority of all Shares issued and outstanding and entitled to vote on such action.

“Securities” shall have the same meaning ascribed to that term in the Securities Act.

“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations thereunder, both as amended from time to time.

“Shareholder” shall mean, as of any particular time, any Person shown of record at such time on the books of the Trust as a holder of outstanding Shares of any class or series, and shall include a pledgee into whose name any such Shares are transferred in pledge.

“Shareholder Servicing Agent” shall have the meaning designated in Section 5.01(f) hereof.

“Shares” shall mean the transferable units into which the beneficial interest in the Trust shall be divided from time to time, and includes fractions of Shares as well as whole Shares. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Transfer Agent” shall have the meaning defined in Section 5.01(e) hereof.

“Trust” shall mean the trust named in Section 1.01 hereof.

“Trust Property” shall mean, as of any particular time, any and all property which shall have been transferred, conveyed or paid to the Trust or the Trustees in such capacity, and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owned or held by, or for the account of, the Trust or the Trustees in such capacity.

“Trustees” shall mean, collectively, the Initial Trustees, so long as such individuals shall continue in office, and all other individuals who at the time in question have been duly elected or appointed as Trustees of the Trust in accordance with the provisions hereof and who have qualified and are then in office. At any time at which there shall be only one (1) Trustee in office, such term shall mean such single Trustee.

ARTICLE 2

PURPOSE OF THE TRUST

The purpose of the Trust is to conduct, operate and carry on the business of an open-end management investment company registered under the 1940 Act. In furtherance of the foregoing,

it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open-end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Statute, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. To the fullest extent permitted by law, the Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

ARTICLE 3

POWERS OF THE TRUSTEES

Section 3.01. Powers in General. (a)  The Trustees shall have, without other or further authorization, exclusive power, control and authority over and management of the business of the Trust and the Trust Property and with such powers of delegation as may be permitted by this Declaration, subject only to such limitations as may be expressly imposed by this Declaration of Trust or by applicable law. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as are owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. Without limiting the foregoing, and subject to the Fundamental Policies and the requirements of the 1940 Act, the Trustees shall have the power to:

(i)            select, and from time to time change, the fiscal year of the Trust;

(ii)           adopt and use a seal for the Trust, provided that unless otherwise required by the Trustees, it shall not be necessary to place the seal upon, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust;

(iii)          elect and remove such officers, appoint and terminate such agents and consultants, and hire and terminate such employees, as they consider appropriate;

(iv)          appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine;

(v)           employ, in accordance with Section 5.01, one or more Investment Advisers, Administrators and Custodians, and authorize any such service provider to employ one or more other service providers and to deposit all or any part of the property of the Trust in a system or systems for the central handling of Securities and other assets of the Trust;

(vi)          retain any Transfer Agents, Dividend Disbursing Agents, Accounting Agents or Shareholder Servicing Agents;

(vii)         provide for the distribution of Shares by the Trust through one or more Distributors, Principal Underwriters or other persons;

(viii)        set record dates or times for the determination of the Shareholders entitled to participate in, benefit from or act with respect to various matters;

(ix)           delegate generally to any officer of the Trust, any committee of the Trustees or any employee, Investment Adviser, Administrator, Distributor, Custodian, Transfer Agent, Dividend Disbursing Agent, or any other agent or consultant of the Trust or any other Person, such authority, powers, functions and duties as the Trustees consider appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

(b)           Without limiting the authority granted to the Trustees pursuant to Section 3.01(a), to the extent not prohibited by the 1940 Act or other applicable law, the Trustees shall have power and authority to:

(i)            subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute and otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to (x) Securities issued by any issuer of any type whatsoever, whether equity or nonequity, (y) evidences of indebtedness of any person and (z) any other rights, interest, instruments, obligations or property of any sort;

(ii)           exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments;

(iii)          lend, sell, exchange, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of, and trade in, any and all of the Trust Property, free and clear of all trusts, for cash or on terms, with or without advertisement, and on such terms as to payment, security or otherwise, all as the Trustees shall deem appropriate;

(iv)          vote or give assent, or exercise any and all other rights, powers and privileges of ownership with respect to, and to perform any and all duties and obligations as owners of, any Securities or other property forming part of the Trust Property, the same as any individual might do;

(v)           exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of Securities or other assets;

(vi)          receive powers of attorney from, and execute and deliver proxies or powers of attorney to, any Persons, and receive from or grant to such Persons such power and discretion with relation to Securities or other assets of the Trust, all as the Trustees shall deem appropriate;

(vii)         hold any Security or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form (except that the Trustees shall not cause the Trust to hold any debt instrument in bearer form if such debt instrument is a “registration required obligation” within the meaning of the Code), or in the name of the Trustees or of the Trust, or in the name of a Custodian, subcustodian or other nominee, or otherwise, upon such terms, in such manner and with such powers as the Trustees may determine, and with or without indicating any trust or the interest of the Trustees therein;

(viii)        consent to or participate in any plan for the reorganization, consolidation or merger of any entity or issuer, any Security or other instrument of which is or was held in the Trust, and consent to any contract, lease, mortgage, purchase or sale of property by such entity or issuer, and pay calls or subscriptions with respect to any Security or other instrument forming part of the Trust Property;

(ix)           join with other holders of any Securities or other instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection deposit any Security or other instrument with, or transfer any Security or other instrument to, any such committee, depository or trustee, and delegate to them such power and authority with relation to any Security or other instrument (whether or not so deposited or transferred) as the Trustees shall deem appropriate, and agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem appropriate;

(x)            enter into, make and perform all such obligations, contracts, agreements and undertakings of every kind and description, with any Persons, as the Trustees shall in their discretion deem appropriate in the conduct of the business of the Trust, for such terms as they shall see fit, whether or not extending beyond the term of office of the Trustees, or beyond the possible expiration of the Trust; amend, extend, release or cancel any such obligations, contracts, agreements or understandings; and execute, acknowledge, deliver and record all written instruments which the Trustees may deem appropriate in the exercise of their powers;

(xi)           endorse or guarantee the payment of any notes or other obligations of any Person; make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations;

(xii)          enter into joint ventures, general or limited partnerships and any other combinations or associations;

(xiii)         purchase and pay for entirely out of Trust Property such insurance as they may deem appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, Investment Advisers, managers, Administrators, Distributors, Principal Underwriters, or other independent contractors, or any thereof (or any Person connected therewith), of the Trust, individually or collectively, against any claims and liabilities of any nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person in any such capacity, whether or not constituting negligence or other standard of conduct and whether or not the Trust would have the power to indemnify such Person against such liability;

(xiv)        pay pensions for faithful service, as deemed appropriate by the Trustees, and adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift, deferred compensation and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(xv)         collect, sue for and receive all sums of money coming due to the Trust, employ counsel, and commence, engage in, prosecute, intervene in, join, defend, compound, compromise, adjust or abandon, in the name of the Trust, any and all actions, suits, proceedings, disputes, claims, controversies, demands or other litigation or legal proceedings relating to the Trust, the business of the Trust, the Trust Property, or the Trustees, officers, employees, agents and other independent contractors of the Trust, in their capacity as such, at law or in equity, or before any other bodies or tribunals; and compromise, arbitrate or otherwise adjust any dispute to which the Trust may be a party, whether or not any suit is commenced or any claim shall have been made or asserted (and, except to the extent required by applicable law for a Delaware statutory trust as modified by the terms of this Declaration and the By-Laws, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders);

(xvi)        authorize, issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer and otherwise deal in Shares;

(xvii)       maintain one or more offices, and carry on all or any of the operations and business of the Trust, in any of the States, Districts or Territories of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory or country;

(xviii)      incur and pay out of Trust Property any and all such expenses and charges as they may deem appropriate (including without limitation appropriate fees to themselves as Trustees), and pay all such sums of money for which the Trust may be held liable by way of damages, penalty, fine or otherwise;

(xix)         retain and employ any and all such agents, employees, officers, attorneys, brokers, Investment Advisers, accountants, architects, engineers, builders, escrow agents, depositories, consultants, ancillary trustees, custodians, agents for collection, insurers, banks and service providers as the Trustees deem appropriate for the business of the Trust, and fix and pay their compensation and define their duties;

(xx)          determine, and from time to time change, the method or form in which the accounts of the Trust shall be kept;

(xxi)         determine from time to time, subject to the requirements of the 1940 Act, the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time revalue all or any part of the Trust Property in accordance with such appraisals or other information as the Trustees, in their sole judgment, deem appropriate;

(xxii)        indemnify or enter into agreements with respect to indemnification with any Person (including the Trustees and any officers of the Trust) with whom the Trust has dealings, including, without limitation, any independent contractor, to such extent as the Trustees shall determine (and such power and authority shall be in addition to, and not subject to the standards and restrictions of, the indemnification provided for in Article 8 hereof); and

(xxiii)       do all such other acts and things and conduct, operate, carry on and engage in such other lawful activities as the Trustees shall in their sole and absolute discretion consider to be necessary, advisable or incidental to the business of the Trust, and exercise all powers which the Trustees shall in their sole and absolute discretion consider necessary, useful or appropriate to carry on the business of the Trust, and promote any of the purposes for which the Trust is formed, whether or not such things are specifically mentioned herein, in order to protect or promote the interests of the Trust, or otherwise to carry out the provisions of this Declaration.

Section 3.02. Borrowings; Financings. The Trustees have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to borrow or in any other manner raise such sum or sums of money, or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation and to incur such other indebtedness for goods or services, or for or in connection with the purchase or other acquisition of property, as the Trustees shall deem appropriate for the purposes of the Trust, in any manner and on any terms.

Section 3.03. Deposits. Subject to the requirements of the 1940 Act, the Trustees shall have power to deposit any moneys or Securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, whether or not such deposits will draw interest. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with which any such moneys or Securities have been deposited, except as provided in Section 8.02 hereof.

Section 3.04. Allocations. The Trustees shall have power to determine whether moneys or other assets received by the Trust shall be charged or credited to income or capital, or allocated between income and capital, including the power to amortize or not to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or to apportion the same between income and capital, to apportion the sale price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 3.04 such assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital, or to apportion the same between income and capital, and to provide or not to provide for reserves, including reserves for depreciation, amortization or obsolescence in respect of any Trust Property in such amounts and by such methods as they shall determine, all as the Trustees may deem appropriate.

Section 3.05. Further Powers: Limitations. The Trustees shall have power to do all such other matters and things, and to execute all such instruments, as they deem necessary, appropriate or desirable in order to carry out, promote or advance the interests of the Trust, whether or not such matters or things are herein specifically mentioned. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust Property. The Trustees may limit their right to exercise any of their powers through express restrictive provisions in the instruments evidencing or providing the terms for any Shares of the Trust or in other contractual instruments adopted on behalf of the Trust.

ARTICLE 4

TRUSTEES AND OFFICERS

Section 4.01. Number, Designation, Election, Term, etc.

(a)           Initial Trustees. Upon their execution of this Declaration of Trust or a counterpart hereof or some other writing in which they accept such Trusteeship and agree to the provisions hereof, the individuals whose signatures are affixed hereto as Initial Trustees shall become the Initial Trustees hereof.

(b)           Number. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase (to not more than fifteen (15)) or decrease the number of Trustees (to a number greater than zero) by a written instrument signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees). No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (f) of this Section 4.01.

(c)           Election and Term. The term of office of Trustees shall be of unlimited duration. The Trustees shall be elected by the Required Shareholder Vote at a meeting of the Shareholders called for that purpose, except as provided in Section 4.01(d) and Section 4.01(g). No person shall be qualified to stand for election or appointment as a Trustee if such person has already reached the age of 72 at the time of such election or appointment, except as may otherwise be provided in the By-Laws.

(d)           Subject to Section 16(a) of the 1940 Act and to any requirements specified in the By-Laws (as the same may be amended by the Trustees from time to time), the Trustees shall have the power to set and alter the terms of office of the Trustees, and at any time to lengthen or shorten their own terms or to make their terms of unlimited duration, to elect their own successors and, pursuant to subsection (g) of this Section 4.01, to appoint Trustees to fill vacancies; provided that Trustees shall be elected by a Required Shareholder Vote at any such time or times as the Trustees shall determine that such action is required under Section 16(a) of the 1940 Act or, if not so required, that such action is appropriate; and further provided that, after the initial election of Trustees by the Shareholders, the term of office of any incumbent Trustee shall continue until the termination of this Trust or such Trustee’s earlier death, resignation, retirement, bankruptcy, adjudicated incompetency or other incapacity or removal, or if not so terminated, until the election of such Trustee’s successor in office has become effective in accordance with Sections 4.01(c) and 4.01(d).

(e)           Resignation and Retirement. Any Trustee may resign or retire as a Trustee, by a written instrument signed by such Trustee and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument. Each Trustee shall retire from service on the Board of Trustees no later than the end of the calendar year in which such Trustee reaches age 72, except as may otherwise be provided in the By-Laws.

(f)            Removal. Any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 4.01(b) hereof) for Cause only, and not without Cause, at any time by written instrument signed by at a minimum of two-thirds (2/3) of the other Trustees, specifying the date when such removal shall become effective.

(g)           Vacancies. Subject to the provisions of Section 16(a) of the 1940 Act, any vacancy or anticipated vacancy that arises for any reason, including due to an increase in the number of Trustees, may be filled through the appointment of an individual to fill such vacancy by a written instrument signed by, or by a resolution passed at a duly constituted meeting of the Trustees, by a Majority of the Trustees then in office. If there shall be no Trustees in office, such vacancy or vacancies shall be filled by the election of one or more Trustees by a Required Shareholder Vote and a meeting of Shareholders shall be called for the earliest reasonable date. The appointment or election of a Trustee shall be effective upon the applicable individual’s acceptance of such individual’s appointment as a Trustee, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation or increase in the number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in the number of Trustees.

(h)           Acceptance of Trust. Whenever any conditions to the appointment or election of any individual as a Trustee hereunder who was not, immediately prior to such appointment or election, acting as a Trustee shall have been satisfied, such individual shall become a Trustee without any further act.

(i)            Effect of Vacancy. No vacancy, whether resulting from the death, resignation, retirement, bankruptcy, adjudicated incompetency, incapacity, or removal of any Trustee, an increase in the number of Trustees or otherwise, shall operate to annul or terminate the Trust hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. Until such vacancy is filled as provided in this Section 4.01, the Trustees in office (if any), regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this

Declaration. Upon incapacity or death of any Trustee, his or her legal representative may execute and deliver on his or her behalf such documents as the remaining Trustees shall require in order to effect the purpose of this Section 4.01(i).

(j)            Conveyance. In the event of the resignation or removal of a Trustee or his otherwise ceasing to be a Trustee, such former Trustee or his legal representative shall, upon request of the remaining Trustees, execute and deliver such documents as may be required for the purpose of consummating or evidencing the conveyance to the Trust or the remaining Trustees of any Trust Property held in such former Trustee’s name, but the execution and delivery of such documents shall not be requisite to the vesting of title to the Trust Property in the Trust or, if applicable, the remaining Trustees.

(k)           No Accounting. Except to the extent required by the 1940 Act or upon his or her removal for Cause, no Person ceasing to be a Trustee (nor the estate of any such Person) shall be required to make an accounting to the Trust or remaining Trustees upon such cessation.

Section 4.02. Trustees’ Meetings: Participation By Telephone, etc. Regular and special meetings of the Trustees may be held as provided in the By-Laws and upon such notice as shall be provided in the By-Laws. Any such meeting may be held within or without the State of Delaware. The Trustees may act with or without a meeting, and a written consent to any matter, signed by a Majority of the Trustees, shall be equivalent to action duly taken at a meeting of the Trustees, duly constituted. At any time when there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees being present (within or without the State of Delaware). Except as otherwise provided by the 1940 Act, or by this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present). All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of conference telephone or other means of communication by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to such means of communication shall constitute presence in person at such meeting. The minutes of any meeting thus held shall be prepared in the same manner as a meeting at which all participants were present in person.

Section 4.03. Committees; Delegation. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration or By-Laws, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem appropriate in their sole discretion. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

Section 4.04. Officers. The Trustees shall elect such officers or agents who shall have such powers, duties and responsibilities as the Trustees may deem to be appropriate, and as they shall specify by resolution or in the By-Laws. Any two (2) or more offices may be held by the same individual. The Trustees may elect a Chairman, and may authorize the Chairman, if any, to appoint such other officers or agents with such powers as the Trustees may deem to be appropriate. The Chairman, if any, shall be a Trustee. Any officer elected by the Trustees may be removed at any time with or without cause. All officers shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as are owed by officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law.

Section 4.05. Compensation of Trustees and Officers. The Trustees shall fix the compensation of all Trustees and officers. Without limiting the generality of any of the provisions hereof, the Trustees as such shall be entitled to receive compensation for their general services, and to fix the amount of such compensation, and to pay any one or more (or all) of themselves such compensation for special services, including legal, accounting, or other professional services, as they in good faith may deem reasonable. No former Trustee or officer (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Trust, duly approved by the Trustees or a duly authorized committee thereof) shall have any right to any compensation as such Trustee or officer for any period following such Trustee’s or officer’s term of service, whether such compensation be by the month, the year or any other period, or to any damages, in each case regardless of whether such Trustee or officer ceased to be such by reason of resignation, removal, retirement, death, incapacity or any other reason.

Section 4.06. Ownership of Shares of the Trust. Any Trustee, and any officer, employee or agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of any class or series of the Trust for his or her or its individual account, and may exercise all rights of a holder of such Shares to the same extent and in the same manner as if such Person were not such a Trustee, officer, employee or agent of the Trust. The Trust may issue and sell, or cause to be issued and sold, and may purchase any such Shares from any such Person or any such organization, subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of the Trust generally.

Section 4.07. Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person, and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.08. Reliance on Experts. Each Trustee, officer and employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon advice or an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. Each Trustee, officer and employee may rely, and shall be personally protected in acting, upon any instrument or other document believed by him or her to be genuine.

Section 4.09. Surety Bonds. No Trustee, officer, employee or agent of the Trust shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties, unless required by applicable law or regulation, or unless the Trustees shall otherwise determine in any particular case.

Section 4.10. Apparent Authority of Trustees and Officers. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, or to make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer.

Section 4.11. Payment of Trust Expenses. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the business and affairs of the Trust or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers (including, without limitation, the chief compliance officer), employees, Investment Adviser, Administrator, Distributor, Principal Underwriter, auditor, counsel, Custodian, Transfer Agent, Dividend Disbursing Agent, Accounting Agent, Shareholder Servicing Agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem appropriate to incur.

Section 4.12. Ownership of the Trust Property. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, on such terms as the Trustees may determine; provided that the interest of the Trust is appropriately protected. Upon the termination of the term of office of a Trustee as such, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee, if any, in the Trust Property shall vest automatically in the Trust or as otherwise determined by the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to Section 4.01(j) hereof.

Section 4.13. By-Laws. Without a vote or approval of the Shareholders, the Trustees may adopt and from time to time amend or repeal By-Laws. To the extent of any inconsistency between the provisions of this Declaration and the By-Laws, this Declaration shall control.

ARTICLE 5

CERTAIN CONTRACTS

Section 5.01. Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time in their discretion and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more of the following contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships or other Persons (“Contracting Party”), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below, as the Trustees may deem appropriate:

(a)           Advisory Agreement. An investment advisory or management agreement whereby the agent shall undertake to furnish to the Trust such management, investment advisory or supervisory, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider appropriate, all upon such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act or any applicable provisions of the By-Laws (any such agent being herein referred to as an “Investment Adviser”). To the extent required by the 1940 Act, any such advisory or management agreement and any amendment thereto shall be subject to approval by a Required Shareholder Vote of the Shareholders voting together without regard to class at a meeting of the Shareholders of the Trust. Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of securities of the Trust on behalf of the Trustees or may authorize any officer or employee of the Trust or any Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders of the Trust at such meeting the approval of, or the approval of the continuance of, any such investment advisory or management agreement.

(b)           Administration. An agreement whereby the agent, subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, will supervise all or any part of the operations of the Trust, and will provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust (any such agent being herein referred to as an “Administrator”).

(c)           Underwriting. An agreement providing for the sale of Shares by the Trust and pursuant to which the Trust may appoint the other party to such agreement as its principal underwriter or sales agent for the distribution of such Shares (any such agent being herein referred to as a “Principal Underwriter” or “Distributor,” as the case may be). The agreement shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws.

(d)           Custodian. An agreement appointing an agent meeting the requirements under the 1940 Act for a custodian of the assets of investment companies, who shall serve as custodian of the Securities, cash and other assets of the Trust and of the accounting records in connection therewith (any such agent being herein referred to as a “Custodian”).

(e)           Transfer and Dividend Disbursing Agent. An agreement with an agent to maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof (any such agent being herein referred to as a “Transfer Agent”), and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends (any such agent being herein referred to as a “Dividend Disbursing Agent”).

(f)            Shareholder Servicing. An agreement with an agent to provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters (any such agent being herein referred to as a “Shareholder Servicing Agent”).

(g)           Accounting. An agreement with an agent to handle all or any part of the Trust’s accounting matters, whether with respect to the Trust’s properties, Shareholders or otherwise (any such agent being herein referred to as an “Accounting Agent”).

(h)           Chief Compliance Officer Agreement. An agreement with an agent to provide compliance functions of the Trust and its Shareholders (any such agent being referred to herein as a “Chief Compliance Officer”).

In addition, the Trustees may from time to time cause the Trust to enter into agreements with respect to such other services and upon such other terms and conditions as they may deem necessary, appropriate or desirable. The same Person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in subsections (a) through (h) of this Section 5.01.

ARTICLE 6

SHARES

Section 6.01. Description of Shares.

(a)           General. The beneficial interest in the Trust shall be divided into an unlimited number of shares of beneficial interest (either full or fractional). The par value of the Shares of the Trust shall be $ 0.001 par value per Share, or such other amount as the Trustees may establish. The Trustees may authorize separate classes and series of Shares, having such designations and powers, preferences and rights, qualifications, limitations and restrictions as may be determined from time to time by the Trustees. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust. The Shares of the Trust are redeemable as of right by the Shareholders. Shareholders shall be entitled to the same limitation of personal liability extended to Shareholders of private corporations for profit organized under the Delaware General Corporation Law.

(b)           Consideration for Shares. Subject to the requirements of the 1940 Act and applicable law, Shares may be issued for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms as the Trustees may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. The Trustee may classify or reclassify any unissued Shares, or any Shares of any series previously issued and reacquired by the Trust, into Shares of one or more series or classes that may be established and designated from time to time.

(c)           Distributions to Shareholders. The Trustees may, but shall not be obligated to, from time to time distribute ratably among the Shareholders of any class or series of Shares, in accordance with the number of outstanding full and fractional Shares of such class or series, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem appropriate or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may, but shall not be obligated to, distribute ratably among the Shareholders of any class or series of Shares, in accordance with the number of outstanding full and fractional Shares of such class or series, additional Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem appropriate or as may otherwise be determined in accordance with this Declaration. Distributions pursuant to this Section 6.01(d) may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify. The Trustees may always retain from the net profits such amount as they may deem appropriate to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem appropriate to use in the conduct of the Trust’s affairs or to retain for future requirements or extensions of the business. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary distributions and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

(d)           Voting. The Shareholders shall have the voting rights set forth in or determined in accordance with Article 7 hereof.

(e)           Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the

Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.

(f)            Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a Transfer Agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a Transfer Agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

(g)           Rights of Fractional Shares. Any fractional Share shall carry proportionately all the rights and obligations of a whole Share, including rights and obligations with respect to voting, receipt of distributions, redemption of Shares and liquidation of the Trust.

Section 6.02. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a Transfer Agent or similar agent for the Trust. Certificates evidencing the ownership of Shares need not be issued except as the Trustees may otherwise determine from time to time, and the Trustees shall have power to call outstanding Share certificates and to replace them with book entries or as they may otherwise determine. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any Transfer Agent or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares held from time to time by each such Shareholder.

Any Shareholder shall upon demand disclose to the Trustees in writing such information with respect to the Shareholder’s direct and indirect ownership of Shares of the Trust as the Trustees deem appropriate to comply with the provisions of the Code, or to comply with the requirements of any other governmental, legal or regulatory authority.

Section 6.03. Investments in the Trust. The Trustees may accept investments in any series or class of the Trust from such Persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any Distributor, Principal Underwriter, Custodian, Transfer Agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares, whether or not conforming to such authorized terms.

Section 6.04. Status of Shares. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to be bound to the provisions hereof. Shares shall be deemed to be personal property, giving only the rights provided for herein. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights or dissenter’s payment rights (except as may be specified by the Trustees when creating the Shares). Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust.

Section 6.05. Derivative Actions. (a)  No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

(b)           In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed, and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a Majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim, and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.05, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

Section 6.06. Series and Classes of Shares.  The Trustees hereby establish the series listed on Schedule A hereto and the Trustees may from time to time authorize the division of Shares into additional series. Each additional series shall be established and is effective upon the adoption of a resolution of a majority of the Trustees or any alternative date specified in such resolution. The Trustees may designate the relative rights and preferences of the Shares of each series. The Trustees may divide the Shares of any series into classes. The Shares of each series and each class thereof herein established and designated and any Shares of any further series and classes that may from time to time be established and designated by the Trustees shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different series or classes by the Trustees in establishing and designating such class or series. In connection therewith with respect to each series and class, the purchase price, the method of determining the net asset value and allocating expenses, and the relative dividend and voting rights of holders shall be as set forth in the Trust’s Registration Statement on Form N-1A under the Securities Act and/or the 1940 Act, as amended from time to time.

All references to Shares in this Declaration shall be deemed to be Shares of any or all series or classes as the context may require. The Trust shall maintain separate and distinct records for each series and hold and account for the assets thereof separately from the other assets of the Trust or of any other series. A series may issue any number of Shares or any class thereof and need not issue Shares. Each Share of a series shall represent an equal beneficial interest in the net assets of such series. Each holder of Shares of a series or a class thereof shall be entitled to receive his pro rata share of all distributions made with respect to such series or class. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such series. The Trustees may adopt and change the name of any series or class.

Section 6.07. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the assets of every other series and are referred to as “assets belonging to” that series. The assets belonging to a series shall belong only to that series for all purposes, and to no other series, subject only to the rights of creditors of that series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series shall be allocated by the Trustees between and among one or more series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that series. The assets belonging to a series shall be so recorded upon the books of the series, and shall be held by the Trustees in trust for the benefit of the Shareholders of that series. The assets belonging to a series or class shall be charged with the liabilities of that series and all expenses, costs, charges and reserves attributable to that series, except that liabilities and expenses allocated solely to a particular class shall be borne by that class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series or class shall be allocated and charged by the Trustees between or among any one or more of the series or classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series or classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally, including the assets of any other series. Notice of this contractual limitation on liabilities among series may, in the Trustees’ discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each series. Any person extending credit to, contracting with or having any claim against any series may look only to the assets of that series to satisfy or enforce any debt, with respect to that series. No Shareholder or former Shareholder of any series shall have a claim on or any right to any assets allocated or belonging to any other series.

ARTICLE 7

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 7.01. Voting Powers. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act or this Declaration, or otherwise permitted pursuant to a resolution of the Trustees. This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Act in the absence of a contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, a separate vote by that class or series of Shares shall be required in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

Section 7.02. Number of Votes and Manner of Voting: Proxies. On each matter submitted to a vote of the Shareholders, each holder of Shares shall be entitled to a number of votes equal to the number of Shares standing in the name of such Shareholder on the books of the Trust. There shall be no cumulative voting in the election or removal of Trustees and the Trustees shall be elected in accordance with Section 4.01(c) hereof. Abstentions and broker non-votes do not constitute votes “for” or “against” a proposal and are disregarded in determining the “votes cast” on such proposal. The vote of Shareholders with respect to any action or proposal may be taken over any period of time prior to the date on which the Trust shall take such action or implement such proposal. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed or authorized proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 7.03. Meetings. Meetings of Shareholders may be called as provided in the By-Laws and may be called by the Trustees (or by two officers of the Trust acting together if the Trust has no Trustees) from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided, or upon any other matter deemed by the Trustees (or such aforementioned officers if the Trust has no Trustees) to be appropriate. A meeting of Shareholders may be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on that matter, such request specifying the purpose or purposes for which such meeting is to be called. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees (or such officers if the Trust has no Trustees) by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust, or by such means of notification as may be specified in the By-Laws. Any meetings may be held within or without the State of Delaware. Shareholders at any meeting may only act with respect to matters set forth in the applicable meeting notice to Shareholders.

Section 7.04. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action that the Trustees may determine, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine, or without closing the transfer books the Trustees may fix a date and time not more than ninety (90) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action (unless such Shareholder’s Shares are no longer outstanding at the time of such meeting because of a redemption or otherwise), even though such Shareholder may have disposed of the Shareholder’s Shares since that date and time, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 7.05. Quorum and Required Vote. The presence in person or by proxy of one-third (1/3) of the Shares entitled to vote which, for the avoidance of doubt, will include Shares held by brokers who provide votes and/or nonvotes as to all matters, shall be a quorum for the transaction of business at a meeting of Shareholders; provided that the By-Laws may specify a lower quorum. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned one or more times for any lawful purpose by the Chairman, the Trustees (or their designees) or a majority of the votes properly cast upon the question of adjourning a meeting. Any adjourned session or sessions may be held as adjourned one or more times without further notice not later than 120 days after the record date. A Required Shareholder Vote (or such other vote specified herein) at a meeting at which a quorum is present shall decide any question.

Section 7.06. Action By Written Consent. Subject to the provisions of the 1940 Act, any action proposed by the Trustees to be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as may be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws or as shall be permitted by the Trustees) consent to the action in writing and if the writings in which such consent is given are filed with the records of the meetings of Shareholders, to the same extent and for the same period as proxies given in connection with a Shareholders’ meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 7.07. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the extent permitted by Section 3819 of the Delaware Statutory Trust Statute but subject to such reasonable regulation as the Trustees may determine.

Section 7.08. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE 8

LIMITATION OF LIABILITY: INDEMNIFICATION

Section 8.01. Limitation of Liability. (a)          The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the Delaware Statutory Trust Statute. No Trustee shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties.

(b)           The officers, employees, and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(c) of the Delaware Statutory Trust Statute. No officer, employee, or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties.

(c)           The provisions of this Declaration or the By-Laws, to the extent that they restrict or eliminate the duties and liabilities of either the Trustees or the officers otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Trustees and officers. To the fullest extent permitted by law, no person other than the Trustees and the officers of the Trust shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Shareholder or any other person.

Section 8.02. Trustees’ Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to Sections 8.01 and 8.03, (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, Investment Adviser, Administrator, Distributor or Principal Underwriter, Custodian or Transfer Agent, Dividend Disbursing Agent, Shareholder Servicing Agent or Accounting Agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice, and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 5.01 hereof. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 8.03. Indemnification of Trustees, Officers, etc. Subject to the limitations, if applicable, hereinafter set forth in this Section 8.03, the Trust shall, upon the determination described in the immediately following sentence, indemnify each of its Trustees, officers, and employees, and any Investment Adviser and any investment subadviser (hereinafter, together with such Person’s heirs, executors, administrators or personal representative, referred to as a “Covered Person”)) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been a Trustee, officer, director, employee or agent, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust; (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office; or (iii) for a criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as “Disabling Conduct”). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified had not engaged in Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee had not engaged in Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither “interested persons” of the Trust as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding (the “Disinterested Trustees”), or (b) an independent legal counsel in writing. Notwithstanding the foregoing, expenses, including reasonable fees of counsel and accountants incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any action, suit or proceeding; provided that the Covered Person shall have undertaken to repay to the Trust the amounts so paid if it is ultimately determined that indemnification is not authorized under this Article 8 and either (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Trustees, or an independent legal counsel in writing, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

Section 8.04. Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 8.03 hereof, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of a quorum of the Disinterested Trustees or (ii) by an independent legal counsel in writing. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses if such Covered Person is subsequently determined by a court of competent jurisdiction to have engaged in Disabling Conduct.

Section 8.05. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article 8 shall not be exclusive of, limit or affect any other rights to which any such Covered Person may be entitled. Nothing contained in this Article 8 shall affect or limit any rights to indemnification to which personnel of the Trust, including the Trustees and officers, and other Persons may be entitled by contract, under law or otherwise, nor the power of the Trust to provide indemnity by contract which is different or additional to the right of indemnification provided herein or to purchase and maintain liability insurance on behalf of any such Person, whether or not the Trust would have the power to indemnify.

Section 8.06. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

ARTICLE 9

DURATION; REORGANIZATION; INCORPORATION; AMENDMENTS

Section 9.01. Duration of Trust. Unless terminated as provided herein, the Trust shall have perpetual existence.

Section 9.02. Termination of Trust. (a)             The Trust may be dissolved at any time by a Majority of the Trustees by written notice to the Shareholders.

(b)           Upon the requisite action by the Trustees to dissolve the Trust, after paying or otherwise providing for all claims and obligations of the Trust (whether due or accrued or anticipated) in the manner required by Section 3808(e) of the Delaware Statutory Trust Statute, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust to distributable form in cash or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust in accordance to their relative rights of distributions on dissolution.

(c)           Following completion of liquidation and winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Statute, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Delaware Statutory Trust Statute, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 9.03. Reorganization. Without the vote of the Shareholders, unless such approval is required by applicable law, the Trustees may (i) sell, convey and transfer all or substantially all of the assets of the Trust to another trust, corporation, partnership, association, or other entity organized under the laws of any state of the United States, in exchange for cash, Securities or other consideration, (ii) merge or consolidate the Trust with any other trust, corporation, partnership, association or other entity organized under the laws of any state of the United States, or (iii) cause the Trust to convert to a corporation, limited liability company, limited partnership or other Person under the laws of Delaware or any other state or jurisdiction all upon such terms and conditions and for such consideration as the Trustees shall approve.

Section 9.04. Amendments; etc. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or the prohibition of assessment upon the Shareholders without the express written consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that if any amendment would alter or change the powers, preferences or special rights of any class or series of Shares so as to affect them adversely then such amendment shall require the approval of the holders of such shares by a Required Shareholder Vote. Notwithstanding any other provisions set forth in this Declaration of Trust, a provision in this Declaration of Trust requiring Shareholder approval of any action may be amended only with like Shareholder approval.

Section 9.05. Filing of Copies of Declaration and Amendments. The original or a copy of this Declaration and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a Majority of the Trustees and shall, upon execution, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto. A Certificate of Trust has been filed in the office of the Secretary of State of the State of Delaware.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if presented personally to a Shareholder, left at his or her residence or usual place of business or sent via United States mail or by electronic transmission to a Shareholder at his or her address (physical or virtual) as it is registered with the Trust. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his or her address as it is registered with the Trust with postage thereon prepaid.

Section 10.02. Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Statute and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Statute) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Statute, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.03. Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Statute, this Declaration or the By-Laws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the By-Laws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Statute, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration or the By-Laws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Section 10.04. Counterparts. This Declaration of Trust and any amendment thereto may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 10.05. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust is a Trustee hereunder, certifying to (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-Law adopted, or the identity of any officers elected, by the Trustees, (f) the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust, or (g) the name of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees, or any of them, and the successors of such Person.

Section 10.06. References; Headings. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part of this Declaration or control or affect the meaning, construction or effect hereof.

Section 10.07. Provisions in Conflict with Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 10.08. Delivery by Electronic Transmission or Otherwise. Any notice, proxy, vote, consent, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the By-Laws, unless the Trustees in their sole discretion determine otherwise, may be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Statute), including via the internet, or in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the undersigned, being the Initial Trustees, have set their hand and seal, for themselves and their assigns, unto this Declaration of Trust of Avenue Mutual Funds Trust, all as of the day and year first above written.

/s/ Darren Thompson
Darren Thompson, as Trustee and not individually

/s/ Julie Dien Ledoux
Julie Dien Ledoux, as Trustee and not individually

/s/ Joel Citron
Joel Citron, as Trustee and not individually

/s/ Randolph Takian
Randolph Takian, as Trustee and not individually

SCHEDULE A

SERIES AND CLASSES

As of May 14, 2012

Series	Classes

Avenue Credit Strategies Fund	Investor Class
Institutional Class